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                                                                    Exhibit 10.7
                           [LOGO] NEON Systems, Inc.

                       LICENSE AND DISTRIBUTION AGREEMENT

     This License and Distribution Agreement ("Agreement") is made effective as of the 1st day of August, 2002 (the "Effective Date") between NEON Systems, Inc., a Delaware corporation, having its principal offices at 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478 ("NEON") and Peregrine/Bridge Transfer Corporation, a Delaware corporation having its principal offices at 12680 High Bluff Drive, Suite 200, San Diego, California 92130 ("PBTC").

     WHEREAS, NEON owns rights in certain software identified in Exhibit A (collectively the "Licensed Software"); and

     WHEREAS, PBTC wishes to license and distribute such Licensed Software incorporated in or with certain software products of PBTC (the "PBTC Products").

     NOW, THEREFORE, the parties hereby agree as follows:

1.   GRANT OF LICENSES

     1.1 Product Software Distribution License. Subject to the terms and conditions hereof, NEON hereby grants to PBTC a nonexclusive, worldwide license during the term of this Agreement, with rights of sublicense (through multiple tiers of distribution), to the Licensed Software object code in order to use, reproduce, distribute, grant access to, sell licenses to, offer to sell licenses to, and to import, market, display, perform, demonstrate, distribute, or otherwise derive revenues from PBTC Products. Subject to the terms and conditions hereof, NEON grants to PBTC the right to appoint distributors and resellers to exercise and grant the right to use, market, demonstrate, reproduce, distribute and grant access to PBTC Products.

     1.2 Product Software Development License. For the term of this Agreement or as otherwise provided under this Agreement, NEON grants to PBTC: a nonexclusive, worldwide, royalty-free, fully paid up, license to the Licensed Software source code solely to use, reproduce, make derivative works, modify, improve, import, have imported, export, display, perform and provide support to sublicensees and subdistributors of PBTC Products. PBTC acknowledges that Licensed Software Source Materials are subject to copyrights and contain trade secrets owned or licensed by NEON. PBTC acknowledges that all components of the Licensed Software and all related knowledge and information are trade secrets of NEON. PBTC shall be responsible for ensuring the secrecy of such Licensed Software. PBTC shall not remove, alter, or obscure any title, trademark, restricted rights, confidentiality, or copyright notices of NEON (unless such removal is reasonably necessary to avoid potential infringement of any third party marks), or its suppliers, that are incorporated in the Licensed Software or Documentation, and shall reproduce all such notices on any copies thereof. In the event that PBTC is required to remove any notice or trademarks per this Section, then PBTC shall provide NEON with written notice thereof within thirty
(30) days.

     1.3 Documentation. NEON grants to PBTC a nonexclusive, worldwide, royalty-free, fully paid up license, with right of sublicense, to use, reproduce, make derivative works of, modify, import, market, display, perform, demonstrate, distribute, and reproduce NEON's standard user documentation, user instructions, and user's guides, whether in printed or electronic format, associated with the Licensed

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Software, including user manuals, handbooks and related materials (the
"Documentation") solely for use with the PBTC Products. PBTC is authorized to produce, reproduce and distribute, and authorize distributors and resellers to produce, reproduce and distribute, such Documentation under PBTC's or its reseller's own name(s), subject to the inclusion of a copyright notice acknowledging NEON' s copyright in the Documentation.

     1.4 End User License Terms. PBTC shall distribute the PBTC Products and Documentation to third parties using an end user license agreement ("End User License Agreement") having terms that are substantially similar to the terms set forth in Exhibit B. PBTC shall not license or provide a copy of the Licensed Software to anyone who: (a) has not signed a written End User License Agreement, or (b) is not required, in order to install or use the PBTC Products, to electronically sign the End User License Agreement in a manner such that the End User License Agreement is valid, binding, and enforceable under federal law (i.e., the E-Sign Act) or state law (i.e., UETA as adopted by a state).

     1.5 Subdistributors & Resellers. Subject to all the terms and conditions herein, PBTC may authorize subdistributors and resellers to reproduce and distribute the Licensed Products and the Documentation; provided that PBTC first obtains from each such subdistributor or reseller a signed, written agreement substantially as protective of the Licensed Software as this Agreement ("Subdistributor Agreement"). Each Subdistributor Agreement pertaining to a distribution to a reseller or PBTC shall contain terms and conditions substantially as protective of NEON's proprietary rights as the terms and conditions of this Agreement and shall state that NEON is an intended third party beneficiary under such agreement. PBTC will promptly notify NEON of any violation of a Subdistributor Agreement of which it becomes aware, and will take all commercially reasonable efforts to enforce each Subdistributor Agreement with at least the same degree of diligence used in enforcing similar agreements governing distribution of PBTC's own products.

2.   TAXES

     PBTC shall be solely responsible for any and all sales, use, value-added, withholding, and other taxes and duties related to the Licensed Products. PBTC will pay all taxes and duties assessed in connection with this Agreement (including, but not limited to, withholding taxes) and its performance under this Agreement by any authority within or outside of the United States, except solely for taxes payable on NEON income.

3.   DELIVERY

     Upon execution of this Agreement, NEON shall promptly deliver to PBTC the master copy of the Licensed Software specified in Exhibit A, and one specimen of the current Documentation. All shipments shall be FOB shipping point. Except as otherwise expressly set forth herein, NEON shall have no obligation to provide any goods or services to PBTC, and shall have no obligation to support, maintain, update, or otherwise develop the Licensed Software and/or the PBTC Products.

4.   MARKETING AND COOPERATIVE EFFORTS

     PBTC may assign PBTC's own label or brand to the PBTC Products and associated documentation provided that PBTC shall include a copyright notice in the start-up or "About" screen and the splash screen of the PBTC Products and on the PBTC Products documentation indicating that portions of the PBTC Products include technology used under license from NEON.

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5.   CONFIDENTIALITY

     5.1 Confidential Information. As used in this Agreement, the term "Confidential Information" shall mean any information disclosed by one party to the other pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential", "Proprietary" or in some other manner to indicate its confidential nature. "Confidential Information" shall include the Licensed Software and Documentation. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such information is designated as confidential at the time of disclosure and is reduced to writing by the disclosing party within a reasonable time (not to exceed thirty (30) days) after its first oral disclosure, and such writing is marked in a manner to indicate its confidential nature and delivered to the receiving party.

     5.2 Confidentiality. Each party shall treat as confidential all Confidential Information of the other party and shall not disclose such Confidential Information to any third party. Without limiting the foregoing, each of the parties shall use at least the same degree of care with respect to the other's Confidential Information that such party uses to prevent the disclosure of its own confidential information of like importance. Each party shall promptly notify the other party of any actual or suspected misuse or unauthorized disclosure of the other party's Confidential Information. Except for such materials PBTC may need to exercise its rights under Section 9.2(d) hereof, each party shall, upon expiration or termination of this Agreement for any reason, promptly return any and all documents, media, or other items which contain or constitute any of the other's Confidential Information.

     5.3 Exceptions. Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which the receiving party can demonstrate:

          (a) was in the public domain at the time it was disclosed or has entered in the public domain through no fault of the receiving party;

          (b) was known to the receiving party, without restriction, at the time of disclosure, as evidenced by the receiving party's files in existence at the time of disclosure;

          (c) is disclosed with the prior written approval of the disclosing party;

          (d) was independently developed by the receiving party as evidenced by the receiving party's files in existence at the time of disclosure;

          (e) becomes known to the receiving party, without restriction, from a source other than the disclosing party not under a duty of confidentiality to the disclosing party;

          (f) is disclosed by the disclosing party to any third party without confidentiality obligations similar to those contained in this Agreement; or

          (g) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body; provided, however, that the receiving party shall provide prompt notice thereof to the disclosing party to enable the disclosing party to seek a protective order or otherwise prevent or restrict such disclosure. Notwithstanding anything to the contrary herein, NEON shall be free to develop and commercially exploit any and all goods and services which do not infringe upon the Confidential Information or other proprietary rights of PBTC, including without limitation any goods or services which are similar to or competitive with any of the PBTC Products.

     5.4 Confidentiality of Agreement. Each party agrees that the specific terms and conditions of this Agreement will be treated as confidential information and that no disclosure thereof will be made in any form without the prior written consent of the other party, except (i) as required by applicable disclosure laws; (ii) to accountants, banks, financing sources, lawyers and related parties subject to a duty not to disclose to others; or (iii) in connection with the enforcement of this Agreement.

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6.   OWNERSHIP

     Title and ownership of all proprietary rights in the Licensed Software and Documentation and any translations thereof, including any copyright, patent, trade secret, trademark or other intellectual property rights, shall remain the property of NEON and its licensors where applicable. Notwithstanding anything in this Agreement to the contrary, PBTC shall own and retain all right, title and interest in and to any PBTC intellectual property in derivative works and the like. Except as expressly set forth herein, no other rights or licenses are granted to under this Agreement, whether by implication, estoppel, or otherwise. NEON shall have no duty or obligation to protect, record, register, or enforce any of its rights in any of the Licensed Software; NEON shall do so only in its sole discretion.

7.   WARRANTIES

     7.1 Warranties by NEON. NEON warrants for the benefit of PBTC that NEON has the full corporate right and authority to enter this Agreement, to carry out its obligations under this Agreement, and to grant the rights granted to PBTC and that its performance under this Agreement will not violate the terms of any other agreement to which it is a party. 7.2 Warranties by PBTC. PBTC warrants for the benefit of NEON that PBTC has full corporate right and authority to enter into this Agreement and to carry out its obligations under this Agreement and that its performance under this Agreement will not violate the terms of any other agreement to which it is a party.

     7.3. EXCLUSION OF WARRANTIES. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH ABOVE, NEON, ITS LICENSORS AND PBTC DISCLAIM ALL OTHER WARRANTIES OF ANY KIND, EXPRESS, IMPLIED, STATUTORY, OR IN ANY COMMUNICATION BETWEEN THEM, INCLUDING WITHOUT LIMITATION ALL IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, TITLE, AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY OF THE PRODUCTS OR SERVICES SUBJECT TO THIS AGREEMENT.

8.   INDEMNIFICATION

     PBTC shall defend NEON against or settle, and indemnify and hold NEON harmless from, any third party claim, suit, or other action ("Claim") and pay any judgments or damages awarded in any judicial proceeding on the Claim, pay any settlement amounts agreed upon by PBTC, and pay any associated costs and the reasonable fees of attorneys, arising out of, or relating to any Claim (a) that any PBTC Product, or its use, copying, distribution, modification, or disclosure, infringes any third party intellectual property rights, including any infringement of any third party patent, trademark, trade secret, copyright, mask work, or other intellectual property or proprietary rights, or (b) that any third party has incurred, suffered, or otherwise been damaged by any PBTC Product, or its use, modification, copying, distribution, or disclosure, or (c) based on PBTC's actions or omissions. In the event of any such Claim, NEON agrees to promptly notify PBTC of the Claim and give PBTC sole control and reasonably requested non-monetary assistance in the defense and settlement of the Claim. PBTC'S OBLIGATIONS UNDER THIS SECTION SHALL EXTEND TO CLAIMS WHERE NEON IS PARTIALLY OR CONCURRENTLY NEGLIGENT. If a court of competent jurisdiction enters a final judgment that NEON is partially negligent with respect to any such Claim, PBTC's obligations under this Section shall be reduced on a proportionate basis based on the relative share of NEON's negligence so adjudicated.

9.   TERM AND TERMINATION

     9.1 Term. The term of this Agreement shall be three (3) years from the Effective Date ("Initial Term") and shall automatically be renewed thereafter on an annual basis. PBTC may terminate this Agreement at any time by providing ninety (90) day written notice to NEON. NEON may terminate the Agreement, upon sixty (60) days written notice, if PBTC publicly announces discontinuance of distribution or support for Licensed Software.

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     9.2   Termination.

           (a) Termination for Cause. Either party may terminate this Agreement following thirty (30) days written notice to the other of a material breach of this Agreement if such material breach is not cured within such period.

           (b) Termination for Insolvency. Either party may terminate this Agreement upon written notice if the other becomes the subject of a voluntary or involuntary petition in bankruptcy or any proceeding relating to insolvency, receivership, liquidation, or composition for the benefit of creditors, if such petition or proceeding is not dismissed with prejudice within sixty (60) days after filing.

           (c) Survival. In the event of termination or expiration of this Agreement, then the provisions of Sections 1.2, 1.3, 2, 5.1-5.4, 6, 7.3, 8, 9.2(d), 10, and 11.1 shall survive termination or expiration. Those sections or clauses contained in the Exhibits to this Agreement which by their nature are meant to survive shall survive termination of this Agreement.

           (d) Post-Termination Rights. Unless otherwise provided for in this Agreement, in the event of any termination or expiration of this Agreement, except for a material breach by PBTC, (i) all end user licenses for the PBTC Products that have been paid for shall remain in effect, and (ii) PBTC shall have the right to continue to use the Licensed Software, including the Documentation, in accordance with this Agreement, for the sole and limited purpose of supporting and maintaining existing end users of the PBTC Product for up to one (1) additional year from such termination. PBTC shall promptly return any and all documents, media and other items which contain or constitute any of the Confidential Information of NEON upon the expiration of such one (1) year period.

     9.3 Termination Remedies Not Exclusive. The termination rights and obligations of the parties set forth above in this Section 9 are not exclusive, but are in addition to any other rights and remedies available to the parties, in law or in equity, for breach of this Agreement.

10.  LIMITATIONS OF LIABILITY

     EXCEPT FOR A BREACH OF SECTIONS 1.1-1.5, 5.1-5.4, 6, or 8, IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THESE LIMITATIONS OF LIABILITY WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY.

11.  GENERAL PROVISIONS

     11.1 Governing Law. This Agreement shall be governed by, and interpreted under, the laws of the State of Texas, without regard to conflict of laws principles. The parties agree that the United Nations Convention on Contracts for the International Sales of Goods is specifically excluded from application to this Agreement. In the event an action is brought to enforce any provision or declare a breach of this Agreement, the prevailing party shall be entitled to recover, in addition to any other amounts awarded, reasonable legal and other related costs and expenses, including attorney's fees, incurred thereby.

     11.2 Compliance with Laws. Each party shall comply with all applicable laws, rules and regulations in its performance of this Agreement. In particular, PBTC shall not export or re-export, either directly or indirectly, any product, information or data or any portion thereof, to any country outside of the United States, except as permitted by relevant U.S. laws and regulations, including without limitation the U.S. Export Administration Act and the regulations promulgated thereunder.

     11.3 Force Majeure. Neither party shall be liable for any loss, damage or penalty resulting from delays or failures in performance hereunder, resulting from acts of God or other causes beyond its

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control; provided that the affected party shall promptly notify the other and use its good faith efforts to perform or effect a cure.

     11.4 Assignment. This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the parties, but neither party shall have the right to assign or otherwise transfer its rights under this Agreement without receiving the express prior written consent of the other party, such consent not to be unreasonably withheld. Notwithstanding the foregoing, (a) NEON may assign or transfer this Agreement (i) to any entity or other person controlled by, in control of, or under common control with NEON, or (ii) in the event of a merger or a sale of all or a substantial portion of either party's assets or stock; and (b) PBTC or NEON may assign this agreement to another entity in connection with a corporate name-change, reorganization, reincorporation, recapitalization or other corporate transaction, that does not effect a change in control of the relevant company, without the consent of the other party. In the event that a party assigns this Agreement, it is expressly agreed that the entity to which the Agreement has been assigned shall be bound by the same terms as those set forth in this Agreement.

     11.5 Modification and Waiver. No modification to this Agreement, nor any waiver of any rights, will be effective unless agreed to in writing by the party to be charged. The waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

     11.6 Notices. All notices, consents and other communications hereunder to be given in writing, as expressly provided herein, shall be transmitted to the addresses for the parties first set forth above or to such other addresses as either party may substitute by written notice to the other in such manner. Any such notice shall be deemed served when delivered or, if delivery is not accomplished by reason of some fault of the addressee, when tendered.

     11.7 Severability. If any provision of this Agreement is determined to be invalid or unenforceable, it shall be deemed to be modified to the minimum extent necessary to be valid and enforceable. If it cannot be so modified, it shall be deleted and the deletion shall not affect the validity or enforceability of any other provision.

     11.8 Relationship of Parties. The parties are independent contractors. Under no circumstances will the employees of one party be deemed the employees of the other party. This Agreement does not grant authority for either party to act for the other in an agency or other capacity, or to make commitments of any kind for the account of or on the behalf of the other party. There are no third party beneficiaries of this Agreement, and nothing herein shall create any rights in any third parties.

     11.9 Entire Agreement. This Agreement, including all Exhibits hereto, constitutes the entire and exclusive Agreement between the parties hereto with respect to the subject matter hereof. The parties agree that this Agreement takes precedence over and supercedes any other agreements referenced herein solely to the extent that any conflicts or contradictions are created by such other agreements. The Agreement shall not be modified by the terms in any subsequent purchase order of PBTC or any invoice of NEON.

     11.10 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     11.11 Government End Users. It is NEON's position that the U.S. Government should gain no greater or lesser rights than any other customer. NEON reserves all unpublished rights under the United States copyrights laws. For all Federal Acquisitions subject to the 1995 regulations, the following shall apply: This provision applies to all acquisition of the Software by or for the U.S. Government. In accordance with FAR 12.212 - Computer Software, the U.S. Government shall have only those rights specified in the license contained in any addendum to the contract.

The following FAR Clauses will be incorporated by reference for all Federal
Acquisitions:

     52.212-4 Contract Terms and Conditions - Commercial Items (May 1999). In accordance with FAR 12.302 the following provisions and clauses are removed from

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               52.212-4 and are not applicable to this Agreement: Sections (a),
               (h), (n), (o) and (s).

     52.212-5 Contract Terms and Conditions Required to Implement Statutes or Executive Orders Commercial Items (Feb 2000)

     52.227-19 Commercial Computer Software - Restricted Rights (Jun 87)

     IN WITNESS WHEREOF, the undersigned are duly authorized to execute this Agreement effective as of the last date set forth below.

     NEON Systems, Inc.                   Peregrine/Bridge Transfer Corporation

     By: ___________________________      By: ________________________________

     _______________________________      ____________________________________

     (Printed Name)                       (Printed Name)

     Title: ________________________      Title: _____________________________

     Date: _________________________      Date: ______________________________

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                                    EXHIBIT A

                                LICENSED SOFTWARE

LICENSED SOFTWARE:

The Shadow Code base incorporated in the NEON 24x7 computer software product, including object and source code therefor, as of the Effective Date.

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                                    EXHIBIT B

               Terms To Be Included in End User License Agreement

          Each End User License Agreement between PBTC and its end user licensee ("End User"), for the PBTC Products shall require the End User to agree to terms substantially as follows:

          1. Title to the PBTC Product does not pass to the End User. Licensed Software and all copies (in whole or part) shall remain the exclusive property of NEON and its licensors.

          2. End User only obtains a non-exclusive license, without the right to sublicense, to access and/or use the Licensed Software, as applicable, solely in conjunction with PBTC Products, and for no other purpose. End User may make up to two copies of each PBTC Product exclusively for inactive back-up or archival purposes. All archival and backup copies of the PBTC Products are subject to the provisions herein, and all titles, trademarks, confidentiality, and copyright and restricted rights notices shall be reproduced in such copies.

          3. End User shall not transfer, assign or license the use of all or any portion of the Licensed Software to any third party or entity.

          4. The Licensed Software included in the PBTC Products constitutes highly valuable property of NEON and its licensors and contains trade secrets and confidential information owned by NEON. End User shall observe complete confidentiality with respect to the Licensed Software, and End User shall not disclose all or any portion thereof to any third party or entity, except to its employees, consultants and contractors as required in the course of their work for PBTC, provided such employees, consultants and contractors are under a confidentiality agreement that complies with the terms of this Agreement.

          5. End User shall not modify, decompile, disassemble or otherwise reverse engineer, reverse assemble or reverse compile or create derivative works based on the Licensed Software or any part thereof.

          6. NEON has made no representation or warranties to the End User, and End User shall look solely to PBTC with respect to any claim related to any PBTC Products.

          7. End User shall not remove or alter NEON's ownership, trademark, copyright or other proprietary notices on the Licensed Software.

          8. End User shall not transfer, directly or indirectly, any restricted Licensed Software within the PBTC Product to any destination subject to export restrictions under U.S. law, unless prior written authorization is obtained from the appropriate U.S. agency.

          9. THE PBTC PRODUCTS ARE PROVIDED "AS IS", WITH ALL FAULTS. PBTC, ITS AFFILIATES AND LICENSORS SPECIFICALLY DISCLAIM ALL OTHER WARRANTIES, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT AND QUIET ENJOYMENT. PBTC DOES NOT WARRANT THAT THE OPERATION OF THE PBTC PRODUCTS WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT ALL PRODUCT DEFECTS CAN BE CORRECTED.

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          10.  NEITHER PBTC, ITS AFFILIATES, NOR LICENSORS ARE LIABLE FOR ANY
     SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT AND/OR ANY OF THE PBTC PRODUCTS (INCLUDING WITHOUT LIMITATION LOST PROFITS, LOST COMPUTER USAGE TIME, AND DAMAGE OR LOSS OF USE OF DATA), EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND IRRESPECTIVE OF THE NEGLIGENCE OF ANY SUCH PARTY OR WHETHER SUCH DAMAGES RESULT FROM A CLAIM ARISING UNDER TORT OR CONTRACT LAW.

          11. LIMITED RIGHTS DATA AND RESTRICTED RIGHTS COMPUTER SOFTWARE. UNPUBLISHED - RIGHTS RESERVED UNDER THE COPYRIGHT LAWS OF THE UNITED STATES. Use, duplication, or disclosure of any data and computer software by the U.S. Government is subject to restrictions, as applicable, set forth in FAR Section 52.227-14, DFARS 252.227-7013, DFARS 227.227-7014, DFARS
     252.227-7015, and DFARS 252.227-7025, as amended from time to time. Contractor/Manufacturer is NEON Systems, Inc., 14100 Southwest Freeway, Suite 500, Sugar Land, Texas 77478, USA. Any contract notices should be sent to this address.

          12. The provisions of paragraphs 1, 4, 5, 6, 7, 9, 10, and 11 shall survive any expiration of the term of End User License Agreement.

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